Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock, par value $0.01 per share, of Ceres, Inc. dated February 13, 2013, is, and any amendments thereto  (including any filings on Schedule 13D with respect to the Common Stock) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

THE AMBERGATE TRUST

By:	/s/ Stephen Robert Lowe
Name:	Stephen Robert Lowe, as authorized signatory for The Ambergate Trust
By:	/s/ Emma Caroline Roberts
Name:	Emma Caroline Roberts, as authorized signatory for The Ambergate Trust

ROTHSCHILD TRUST GUERNSEY LTD (AMBERGATE)

By:	/s/ Stephen Robert Lowe
Name:	Stephen Robert Lowe
By:	/s/ Emma Caroline Roberts
Emma Caroline Roberts

THE LYNDA DE LOGI TRUST
By:	/s/ *
Eileen M. Day, as Trustee F/B/O The Lynda De Logi Trust,

*By:	/s/ Anne G. Plimpton
Attorney-in-Fact

Dated: February 13, 2013